UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 24, 2020

TRIMAS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-10716	38-2687639
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

38505 Woodward Avenue,	Suite 200,	Bloomfield Hills,	48304
Michigan
(Address of principal executive offices)			(Zip Code)

Registrant’s telephone number, including area code (248) 631-5450
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of exchange on which registered
Common stock, $0.01 par value	TRS	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 20, 2020, the Board of Directors (the “Board”) of TriMas Corporation, a Delaware corporation (the “Company”), elected Holly Boehne and Teresa Finley as Class II directors of the Company, as part of a Board refresh plan, effective February 1, 2020. The Board has determined that both Ms. Boehne and Ms. Finley are independent directors under the NASDAQ listing standards and the Company's independence guidelines, as set forth in its Corporate Governance Guidelines. Ms. Boehne and Ms. Finley will join the Audit Committee, Compensation Committee and Corporate Governance & Nominating Committee of the Board, effective February 1, 2020.

Ms. Boehne, 57, is the retired Chief Technology Officer of Andersen Corporation, a market leader in the window and door industry, where she previously served as Vice President, Research, Development & Innovation. During her fifteen year career at Andersen Corporation, her responsibilities included driving new business models and innovations to transform the company’s competitive position and creating and executing new product strategies. Previously, Ms. Boehne held various leadership positions at Ecolab, a global provider in water and hygiene technologies, including Vice President of Research and Development Engineering and Lean Sigma Deployment Leader. Ms. Boehne began her career at The Pillsbury Company, a food products manufacturer. She currently serves on the board of The Prometheus Group, Inc., the Science Museum of Minnesota and on the external advisory board for the University of Minnesota, Chemical Engineering and Materials Science.

Ms. Finley, 58, is the retired Chief Marketing & Business Services Officer and member of the Management Committee for United Parcel Service, a global package delivery company and leading provider of specialized transportation and logistics services. At United Parcel Service, she was responsible for the advancement of global marketing capabilities, including priority growth strategies, product innovation, pricing, communications and brand management. During her decades of experience with United Parcel Service, her prior roles included Treasurer & Vice President of Finance, Corporate Controller, Vice President, Investor Relations and various leadership positions in United Parcel Service business units. The Board has determined that Ms. Finley qualifies as a financial expert under applicable regulations. Ms. Finley currently serves as a Senior Advisor to the Boston Consulting Group, a global management-consulting firm, where she provides transportation and logistics expertise in the areas of marketing, pricing, sales, financial strategy and organizational design.

As Class II directors, the initial term of each of Ms. Boehne and Ms. Finley will expire at the Company’s 2020 annual meeting of shareholders, or until her successor is elected and qualified or until her earlier resignation or removal. As non-employee directors, Ms. Boehne and Ms. Finley will receive compensation in the same manner as the Company's other non-employee directors, which compensation the Company previously disclosed in its Proxy Statement for the Company's 2019 annual meeting of stockholders filed with the Securities and Exchange Commission on April 1, 2019.

Item 7.01 Regulation FD Disclosure.

On January 24, 2020, the Company announced that Eugene A. Miller, 82, will retire from the Board following Company’s 2020 annual meeting of shareholders. Mr. Miller joined the Board in 2005.

The Company's press release dated January 24, 2020 announcing the Board refreshment is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

The information furnished pursuant to Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933 or the Exchange Act.

Item 9.01 Financial Statements and Exhibits.

(d)    Exhibits. The following exhibit is furnished herewith:

Exhibit No.	Description

99.1	Press Release dated January 24, 2020.
104	Cover Page Interactive File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRIMAS CORPORATION

Date:	January 24, 2020	By:	/s/ Joshua A. Sherbin
		Name:	Joshua A. Sherbin
		Title:	Sr. Vice President, General Counsel and Secretary